Exhibit 23.3
KELLER & COMPANY, INC.
FINANCIAL INSTITUTION CONSULTANTS
555 METRO PLACE NORTH
SUITE 524
DUBLIN, OHIO 43017
(614) 766-1426 (614) 766-1459 FAX
August 31, 2007
Boards of Directors
First Advantage Bancorp
First Federal Savings Bank
1430 Madison Street
Clarksville, Tennessee 37040
Members of the Boards:
We hereby consent to the use of our firm’s name in (i) Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-144454) to be filed by First Advantage Bancorp, with the Securities and Exchange Commission, and (ii) Amendment No. 1 to the Application for Conversion on Form AC to be filed by First Federal Savings Bank, with the Office of Thrift Supervision, in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our appraisal and our statement concerning subscription rights in such filings including the prospectus of First Advantage Bancorp.
Sincerely,
KELLER & COMPANY, INC.

by:	/s/ John A. Shaffer John A. Shaffer
Vice President